UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

November 20, 2012 (November 14, 2012)

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6720-B Rockledge Drive, Suite 700, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2012, the Compensation Committee (“the Committee”) of the Board of Directors of Coventry Health Care, Inc. (“Coventry”) approved amendments to the Coventry Amended and Restated 2004 Incentive Plan (“Incentive Plan”) and the 2012 Coventry Executive Management Plan (the “EMIP”), which provides for the grant of performance awards under the Incentive Plan. The amendments provide that performance awards payable in respect of the 2012 fiscal year may be paid at any time following the date on which the Committee certifies that the applicable performance goals have been met; provided that all such payments must be made prior to March 15, 2013.

Pursuant to the amendments to the Incentive Plan and the EMIP, Coventry anticipates that it will be able to certify the achievement of performance goals and pay performance awards under the EMIP on or prior to the final day of the performance period. The Committee’s decision to adopt the amendments was made in order to mitigate adverse tax consequences for Coventry under Section 162(m)(6) of the Internal Revenue Code.

The foregoing description of the amendments to the Incentive Plan and EMIP does not purport to be complete, and is qualified in its entirety by reference to the full text of the amendments, which are attached hereto as Exhibits 10.1 and 10.2.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2011, Coventry’s Quarterly Report for the quarter ending September 30, 2012, and Coventry’s subsequent filings with the SEC. Among the risk factors that may materially affect Coventry’s business, operations or financial condition are the ability to accurately estimate and control future health care costs; the ability to increase premiums to offset increases in Coventry’s health care costs; general economic conditions and disruptions in the financial markets; changes in legal requirements from recently enacted federal or state laws or regulations, court decisions, or government investigations or proceedings; guaranty fund assessments under state insurance guaranty association law; changes in government funding and various other risks associated with our participation in Medicare and Medicaid programs; our ability to effectively implement and manage our Kentucky Medicaid program, including the implementation of appropriate risk adjustment revenue and management of the associated medical cost and the effect on our MLR; a reduction in the number of members in Coventry’s health plans; Coventry’s ability to acquire additional managed care businesses and Coventry’s ability to successfully integrate acquired businesses into its operations; an ability to attract new members or to increase or maintain premium rates; the non-renewal or termination of Coventry’s government contracts, unsuccessful bids for business with government agencies or renewal of government contracts on less than favorable terms; failure of independent agents and brokers to continue to market Coventry’s products to employers; a failure to obtain cost-effective agreements with a sufficient number of providers that could result in higher medical costs and a decrease in membership; negative publicity regarding the managed health care industry generally or Coventry in particular; a failure to effectively protect, maintain, and develop our information technology systems; compromises of Coventry’s data security; periodic reviews, audits and investigations under Coventry’s contracts with federal and state government agencies; litigation, including litigation based on new or evolving legal theories; volatility in Coventry’s stock price and trading volume; Coventry’s indebtedness, which imposes certain restrictions on its business and operations; an inability to generate sufficient cash to service Coventry’s indebtedness; Coventry’s ability to receive cash from its regulated subsidiaries; an impairment of Coventry’s intangible assets; Coventry’s certificate of incorporation and bylaws and Delaware law, which could delay, discourage or prevent a change in control of Coventry that its stockholders may consider favorable; and the failure to complete the merger with Aetna. Coventry undertakes no obligation to update or revise any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

10.1	Amendment to Coventry Health Care, Inc. Amended and Restated 2004 Incentive Plan.

10.2	Amendment to 2012 Coventry Health Care, Inc. Executive Management Incentive Plan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By:	/s/ John J. Ruhlmann
John J. Ruhlmann
Senior Vice President and Corporate Controller

Dated:	November 20, 2012

Exhibits

Exhibit Number

10.1	Amendment to Coventry Health Care, Inc. Amended and Restated 2004 Incentive Plan.

10.2	Amendment to 2012 Coventry Health Care, Inc. Executive Management Incentive Plan.